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                                                       EXHIBIT 99



CONTACT:

CTI GROUP (HOLDINGS) INC.
MARK H. DAUGHERTY
CHIEF FINANCIAL OFFICER
(610) 666-1700


     CTI GROUP (HOLDINGS) INC. ANNOUNCES TERMINATION OF CONTRACT

Valley Forge, Pennsylvania, August 14, 1996 - CTI Group (Holdings) Inc. ("CTI") (NASDAQ:CTIG) announced today that it had received notice from Shared Technologies Fairchild Inc. in its capacity as manager for ICS Communications, Inc. ("ICS") announcing the intention of ICS to terminate its relationship with CTI as of September 1996. During the fiscal year ended March 31, 1996, sales to ICS represented 30% of CTI's total sales. In the event CTI is unable to generate additional revenues from alternative sources, such termination would have a material adverse effect on CTI's results of operations.

CTI provides telephone management software and services. CTI's telephone management software is designed to assist customers in the management and control of their business telephone costs through a variety of allocation, usage and other reports. CTI also provides billing services, sells and rents equipment and provides software and hardware maintenance.

For more information, contact Mark H. Daugherty, Chief Financial
Officer, CTI Group (Holdings) Inc., P. O. Box 80360, Valley
Forge, Pennsylvania, Telephone No. 610-666-1700, Facsimile
No. 610-666-7708.